Exhibit 10.59

REDACTED VERSION: Certain identified information has been excluded pursuant to Regulation S-K, Item 601(b)(10) because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SECOND AMENDMENT TO AUGUST 15, 2019

FIXED CONVERTIBLE PROMISSORY NOTE

THIS SECOND AMENDMENT TO THE AUGUST 15, 2019 FIXED CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made and entered into this ____ day of July 2020, by and between HELIX TECHNOLOGIES, INC. (the “Company”), and [***] (“Lender”).

RECITALS

A. The Company and the Lender are parties to a 10% Fixed Convertible Promissory Note, subsequently adjusted to 12% subject to Section 4.00(d) (the “Agreement”), signed August 15, 2019 and the First Amendment to the Agreement dated June 16, 2020.

B. The Company and the Lender desire to further amend the Agreement upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements set forth herein, and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. As of the date of this Amendment the “guaranteed” interest is lowered from 10% to 9% per annum.

2. Each party agrees that the Principal Amount, including accrued interest, as of the date of this Amendment, is $48,000.

3. The definition of “Conversion Price” is deleted and replaced with the following:

“Conversion Price is the lesser of $0.11 or 70% of the average of the five lowest daily VWAPs of the Company’s common stock during the 15 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note.”

4. The definition of “Maturity Date” is deleted and replaced with the following:

“Maturity Date” shall be April 11, 2021.”

5. The Company and Lender mutually agree that the Terms of Future Financings detailed in section 4.00(d) of the Agreement will apply prospectively from the date of this Amendment for points 1 and 3 above.

6. Except as specifically amended or modified by this Amendment, the terms and conditions of the Agreement shall remain unimpaired, unaffected and unchanged in every particular as set forth therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

7. This Amendment may be executed in several counterparts and delivered by electronic transmission, each of which shall be deemed an original, but which counterparts shall together constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered as of the date first written above.

HELIX TECHNOLOGIES, INC.

By:
Scott Ogur, CFO

LENDER:

[***]

By:
Name:
Title: